UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2018

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, STE 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) By letter dated June 6, 2018, Peter G. Traber, MD, President, Chief Executive Officer, and Chief Medical Officer of Galectin Therapeutics Inc. (the “Company”), informed the board of directors (the “Board”) of the Company of his resignation from the positions of President, Chief Executive Officer, and Chief Medical Officer of the Company. The resignation is effective July 6, 2018.

A copy of the Company’s press release announcing Dr. Traber’s resignation is attached as Exhibit 99.1 hereto and incorporated by reference herein.

(c) In connection with Dr. Traber’s resignation, the Board, on June 8, 2018, elected Harold Shlevin, Ph.D., the Company’s Chief Operating Officer and Secretary, to the position of Chief Executive Officer and President to succeed Dr. Traber. Dr. Shlevin, age 68, has served as the Chief Operating Officer of the Company since October 2012.

Before joining the Company, Dr. Shlevin served Georgia Institute of Technology’s Advanced Technology Development Center (ATDC) as principal and manager of bioscience commercialization efforts, where he served as a catalyst for new bioscience startup companies. His leadership roles have included president and chief executive officer of Solvay Pharmaceuticals, where he oversaw the successful launch of the first topical testosterone gel product in the US; co-founder of CIBA Vision Ophthalmics, a specialty ophthalmic drug company, where he headed efforts leading to the approval of the first non-steroidal agent for treatment of ocular inflammation and several other drug products; founder, president and chief executive officer of Tikvah Therapeutics, a company focused on clinical development of therapeutics for treatment of neurological diseases; and vice president and head of operations and commercial development for Altea Therapeutics Corporation, a clinical-stage drug delivery company with platform technology applicable to the transdermal delivery of large molecules. Dr. Shlevin earned his B.A. from Boston University and M.S. and Ph.D. in physiology from the University of Rochester Medical School. He completed post-doctoral training in pharmacology at Mayo Clinic. He is a member of scientific and business societies including the Institute of Electrical and Electronics Engineers, Licensing Executives Society, American Physiological Society, American Society of Pharmacology and Experimental Therapeutics, and is an inventor on several issued and pending patents.

(e) In connection with Dr. Shlevin’s appointment as Chief Executive Officer and President, the Company and Dr. Shlevin on June 8, 2018, entered into an amendment to Dr. Shlevin’s Amended and Restated Employment Agreement, dated December 11, 2014 (the “First Amendment to Employment Agreement”) to reflect his new position and to increase his annual compensation to $500,000. The Board also granted Dr. Shlevin additional options to purchase 35,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2009 Incentive Compensation Plan.

The foregoing description of the First Amendment to Employment Agreement is not complete and is qualified in its entirety by reference to the First Amendment to Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

In connection with Dr. Shlevin’s appointment as Chief Executive Officer, the Board appointed Jack W. Callicutt, the Company’s Chief Financial Officer, to the additional position of Company Secretary and increased his annual compensation to $285,000.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	First Amendment to Employment Agreement

99.1	Press Release dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: June 12, 2018	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer